Exhibit 99.1

Repare Therapeutics Reports Second Quarter 2020 Financial Results and Operational Highlights

Cambridge, MA & Montreal, QC, August 13, 2020 (BUSINESS WIRE) -- Repare Therapeutics Inc. (“Repare”) (Nasdaq: RPTX), a leading precision oncology company enabled by its proprietary synthetic lethality approach to the discovery and development of novel therapeutics, today reported financial results for the second quarter ended June 30, 2020, as well as recent operational highlights.

“We set out in 2016 to become the leading precision oncology company focused on synthetic lethality in genomic instability and DNA damage repair, and have since built a strong pipeline of product candidates based upon our proprietary genome-wide, CRISPR enabled SNIPRx platform,” said Lloyd M. Segal,  President and Chief Executive Officer of Repare. “With the successful completion of our initial public offering in June and our entry into a strategic collaboration with Bristol Myers Squibb in May, we have established a strong cash position to advance our pipeline. I am proud of our entire team and the remarkable progress they have made.”

Operational Highlights:

•

Initiated a phase 1/2 clinical trial evaluating RP-3500 as a monotherapy and in combination with Pfizer's PARPi, talazoparib. In July 2020, the Company received acceptance from the U.S. Food and Drug Administration (FDA) of an investigational new drug (IND) application and commenced dosing for the first patient in the Phase 1/2 clinical trial of RP-3500.

•

Completed initial public offering (IPO). In June 2020, Repare closed an upsized IPO of 12,650,000 of its common shares, including the exercise in full of the underwriters’ option to purchase up to an additional 1,650,000 common shares, at a public offering price of $20.00 per share. The net proceeds to Repare, after deducting underwriting commissions and offering expenses, were $232 million.

•

Bristol Myers Squibb collaboration. In May 2020, Repare entered into an exclusive, worldwide target discovery collaboration with Bristol Myers Squibb. Repare received an upfront payment from Bristol Myers Squibb of $65 million in Q2 2020, which included a $15 million equity investment in Repare in the form of a warrant that automatically exercised into 750,000 common shares at the public offering price of $20.00 per share upon IPO. In addition, Repare will be eligible to receive additional contingent payments of up to approximately $3 billion in the form of license fees, discovery, development, regulatory and sales-based milestones, in addition to royalty payments on net sales of each product commercialized by Bristol Myers Squibb.

•	Appointed new director. In June 2020, Repare appointed Ann D. Rhoads to its Board of Directors and as Chairperson of its Audit Committee.

Second Quarter 2020 Financial Results:

•	Cash and restricted cash: Cash and restricted cash as of June 30, 2020 were $370.1 million.

•

Research and development expenses, net of tax credits (Net R&D): Net R&D expenses were $9.0 million and $17.6 million for the three and six month periods ended June 30, 2020, respectively, as compared to $4.9 million and $8.6 million in the same periods in the prior year, respectively. Increases in R&D for the three and six month periods ended June 30, 2020 were primarily due to increases in development costs related to Repare’s RP-3500 and CCNE1-SL programs, as well as increases in personnel related expenses and certain other R&D expenses.

•

General and administrative (G&A) expenses: G&A expenses were $3.4 million and $5.4 million for the three and six month periods ended June 30, 2020, respectively, as compared to $1 million and $2.1 million in the same periods in the prior year, respectively. Increases in G&A for the three and six month periods ended June 30, 2020 were due to increases in payroll and personnel costs as well as increases in legal, professional and D&O insurance costs, which in turn increased as a result of our recent IPO.

•	Net loss: Net loss was $11.8 million, or $2.45 per share in the second quarter of 2020 and $24.4 million, or $7.56 per share, in the first half of 2020.

About Repare Therapeutics’ SNIPRx® Platform

Repare’s SNIPRx® platform is a genome-wide CRISPR-based screening approach that utilizes proprietary isogenic cell lines to identify novel and known synthetic lethal gene pairs and the corresponding patients who are most likely to benefit from the Company’s therapies based on the genetic profile of their tumors. Repare’s platform enables the development of precision therapeutics in patients whose tumors contain one or more genomic alterations identified by SNIPRx® screening, in order to selectively target those patients most likely to achieve clinical benefit from resulting product candidates.

About Repare Therapeutics, Inc.

Repare Therapeutics is a leading precision oncology company enabled by its proprietary synthetic lethality approach to the discovery and development of novel therapeutics. The Company utilizes its genome-wide, CRISPR-enabled SNIPRx® platform to systematically discover and develop highly targeted cancer therapies focused on genomic instability, including DNA damage repair. The Company’s pipeline includes its lead product candidate RP-3500, a potential leading ATR inhibitor, as well as CCNE1-SL inhibitor and Polθ inhibitor programs. For more information, please visit reparerx.com.

SNIPRx® is a registered trademark of Repare Therapeutics Inc.

Forward-Looking Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements of historical facts are “forward-looking statements. These statements may be identified by words such as “aims,” “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “plans,” “possible,” “potential,” “seeks,” “will” and variations of these words or similar expressions that are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements in this press release include, but are not limited to, statements regarding the Company’s collaboration with Bristol Myers Squibb; the discovery of potential product candidates using SNIPRx® platform; and the clinical development of the Company’s pipeline and its research and development programs. These forward-looking statements are based on the Company’s expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties that could cause the Company’s clinical development programs, future results or performance to differ materially from those expressed or implied by the forward-looking statements. Many factors may cause differences between current expectations and actual results, including the impacts of the COVID-19 pandemic on the Company’s business, clinical trials and financial position, unexpected safety or efficacy data observed during preclinical studies or clinical trials, clinical trial site activation or enrollment rates that are lower than expected, changes in expected or existing competition, changes in the regulatory environment, the uncertainties and timing of the regulatory approval process, and unexpected litigation or other disputes. Other factors that may cause the Company’s actual results to differ from those expressed or implied in the forward-looking statements in this press release are identified in the section titled "Risk Factors" in the Company’s final prospectus dated June 18, 2020 and filed with the Securities and Exchange Commission pursuant to Rule 424(b) promulgated under the U.S. Securities Act of 1933, as amended. The Company expressly disclaims any obligation to update any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise, except as otherwise required by law.

Repare Contact:

Steve Forte

Chief Financial Officer

Repare Therapeutics Inc.

info@reparerx.com

Investors:

Kimberly Minarovich
Argot Partners

repare@argotpartners.com

Media:

David Rosen

Argot Partners

david.rosen@argotpartners.com

212-600-1902

Repare Therapeutics Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands of U.S. dollars, except share data)

	As of June 30,	As of December 31,
	2020	2019
ASSETS
CURRENT ASSETS:
Cash	$369,933	$94,797
Research and development tax credits receivable	1,414	1,080
Other receivables	2,621	1,976
Prepaid expenses and other current assets	3,296	719
Total current assets	377,264	98,572
Property and equipment, net	2,453	2,390
Restricted cash	199	208
Operating lease right-of-use assets	729	1,034
Other assets	894	359
Deferred tax assets	192	132
TOTAL ASSETS	$381,731	$102,695
LIABILITIES, CONVERTIBLE PREFERRED SHARES AND SHAREHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$3,576	$2,127
Accrued expenses and other current liabilities	5,262	1,276
Operating lease liability, current portion	608	625
Income tax payable	351	218
Total current liabilities	9,797	4,246
Operating lease liability, net of current portion	136	439
Deferred revenue	58,142	8,142
TOTAL LIABILITIES	68,075	12,827
Series A convertible preferred shares, no par value per share; 0 shares and unlimited shares authorized as of June 30, 2020 and December 31, 2019, respectively; 0 shares and 11,090,135 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively; liquidation and redemption value of $0 and $52,750 as of June 30, 2020 and December 31, 2019, respectively	—	53,749
Series B convertible preferred shares, no par value per share; 0 shares and unlimited shares authorized as of June 30, 2020 and December 31, 2019, respectively; 0 shares and 10,468,258 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively; liquidation and redemption value of $0 and $82,496 as of June 30, 2020 and December 31, 2019, respectively	—	82,248
TOTAL CONVERTIBLE PREFERRED SHARES	—	135,997
SHAREHOLDERS’ EQUITY (DEFICIT)
Preferred shares, no par value per share; unlimited shares and 0 shares authorized as of June 30, 2020 and December 31, 2019, respectively; 0 shares issued and outstanding as of June 30, 2020 and December 31, 2019	—	—
Common shares, no par value per share; unlimited shares authorized as of June 30, 2020 and December 31, 2019; 36,753,454 and 1,528,374 shares issued and outstanding as of June 30, 2020, and December 31, 2019, respectively	383,818	1
Additional paid-in capital	4,182	3,811
Accumulated deficit	(74,344)	(49,941)
Total shareholders’ equity (deficit)	313,656	(46,129)
TOTAL LIABILITIES, CONVERTIBLE PREFERRED SHARES AND SHAREHOLDERS’ EQUITY (DEFICIT)	$381,731	$102,695

Repare Therapeutics Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited)

(Amounts in thousands of U.S. dollars, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Operating expenses:
Research and development, net of tax credits	$8,951	$4,853	$17,583	$8,556
General and administrative	3,372	1,032	5,555	2,108
Total operating expenses	12,323	5,885	23,138	10,664
Loss from operations	(12,323)	(5,885)	(23,138)	(10,664)
Other income (expense), net
Realized and unrealized gain (loss) on foreign exchange	595	227	(1,136)	299
Change in fair value of Series A preferred share tranche obligation	—	(680)	—	(700)
Other expense	(4)	(1)	(6)	(3)
Total other income (expense), net	591	(454)	(1,142)	(404)
Loss before income taxes	(11,732)	(6,339)	(24,280)	(11,068)
Income tax expense	(70)	(20)	(123)	(129)
Net loss and comprehensive loss	$(11,802)	$(6,359)	$(24,403)	$(11,197)
Net loss attributable to common shareholders—basic and diluted	$(11,802)	$(6,359)	$(24,403)	$(11,197)
Net loss per share attributable to common shareholders— basic and diluted	$(2.45)	$(4.16)	$(7.56)	$(7.33)
Weighted-average common shares outstanding—basic and diluted	4,825,214	1,528,374	3,229,635	1,528,374

Repare Therapeutics Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands of U.S. dollars)

	Six Months Ended June 30,
	2020	2019
Cash Flows From Operating Activities:
Net loss and comprehensive loss for the period	$(24,403)	$(11,197)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Share-based compensation expense	660	186
Depreciation expense	403	262
Change in fair value of the Series A preferred shares tranche obligation	—	700
Non-cash lease expense	305	86
Foreign exchange loss (gain)	1,162	(522)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(2,577)	(155)
Research and development tax credits receivable	(381)	(246)
Other receivables	(725)	(566)
Deferred tax asset	(60)	(42)
Other non-current assets	(535)	(15)
Accounts payable	915	260
Accrued expenses and other current liabilities	2,371	(119)
Operating lease liability, current portion	(9)	15
Income tax payable	133	72
Operating lease liability, net of current portion	(292)	(93)
Deferred revenue	50,000	8,142
Net cash provided by (used in) operating activities	26,967	(3,232)
Cash Flows From Investing Activities:
Purchase of property and equipment	(43)	(380)
Net cash used in investing activities	(43)	(380)
Cash Flows From Financing Activities:
Proceeds from issuance of Series A preferred shares, net	—	20,995
Proceeds from exercise of stock options	488	—
Proceeds from issuance of warrant	15,000	—
Net proceeds from issuance of common shares in initial public offering	233,760	—
Net cash provided by financing activities	249,248	20,995
Effect of exchange rate fluctuations on cash held	(1,045)	482
Net Increase In Cash And Restricted Cash	275,127	17,865
Cash and restricted cash at beginning of period	95,005	10,929
Cash and restricted cash at end of period	$370,132	$28,794

Reconciliation Of Cash And Restricted Cash
Cash	$369,933	$28,588
Restricted cash	199	206
Total cash and restricted cash	$370,132	$28,794

Supplemental Disclosure Of Cash Flow Information:
Property and equipment purchases in accounts payable	$423	$14
Initial public offering costs in accounts payable	$102
Initial public offering costs in accruals and other current liabilities	$1,615	$—
Conversion of Series A and B convertible preferred shares into common shares	$135,997	$—
Conversion of warrant into common shares	$15,000	$—